SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  March 11, 2002


                                MEDITECNIC, INC.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


         0-23957                                                    87-0430532
(Commission File Number)                       (IRS Employer Identification No.)


 14 Quai du Seujet, Geneva, Switzerland                                CH-1201
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (949) 489-2400
         CIK Number 0001058549



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Item 4.       Change in Accountants.

          On March 11, 2002 the Registrant's dismissed its former independent accountant Crouch, Bierwolf & Associates ("CBA"). The report by CBA on the financial statements of the Registrant dated May 23, 2001, including balance sheets as of December 31, 2000 and 1999 and the statements of operations, cash flows and statement of stockholders' equity for the years ended December 31, 2000 and 1999 and the period inception (March 24, 1988) to December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the period covered by the financial statements through the date of dismissal of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. On March 11, 2002 the Registrant engaged Tanner + Co., as its new independent accountants. Prior to the engagement of Tanner + Co., the Registrant did not consult with Tanner + Co., on the application of accounting principles to any specific transaction nor the type of audit opinion that might be rendered on the Registrant's financial statements. CBA was provided by the disclosure set forth above but failed to respond to many requests over a period of months that it provide the Registrant with a letter to the effect that it did or did not agree with the above statements as far as they related to CBA. The dismissal of CBA and the subsequent engagement of Tanner + Co. was approved by the board of directors.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 11, 2002                              MEDITECNIC, INC.



                                                       By: /s/ Luc Badel
                                                       Luc Badel
                                                       President



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